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                                                                     EXHIBIT 3.5

                                RESTATED BYLAWS
                                      OF
                            UNITED STATIONERS INC.

                         Effective as of June 27, 1995


                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----


                                   ARTICLE I
                                    OFFICES

             SECTION 1.      REGISTERED OFFICE.............................   1
             SECTION 2.      OTHER OFFICES.................................   1

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

             SECTION 1.      PLACE OF MEETINGS.............................   1
             SECTION 2.      ANNUAL MEETING................................   1
             SECTION 3.      NOTICE OF ANNUAL MEETING......................   2
             SECTION 4.      BUSINESS AT ANNUAL MEETINGS...................   2
             SECTION 5.      LIST OF STOCKHOLDERS..........................   2
             SECTION 6.      SPECIAL MEETINGS OF STOCKHOLDERS..............   2
             SECTION 7.      PROCEDURE AT STOCKHOLDERS'
                             MEETINGS......................................   2
             SECTION 8.      QUORUM........................................   3
             SECTION 9.      MAJORITY VOTE.................................   3
             SECTION 10.     PROXIES AND VOTING OF SHARES..................   3
             SECTION 11.     INFORMAL ACTION BY STOCKHOLDERS...............   3

                                  ARTICLE III
                                   DIRECTORS

             SECTION 1.      NUMBER, TENURE AND QUALIFICATIONS.............   4
             SECTION 2.      NOMINATIONS...................................   4
             SECTION 3.      RESIGNATIONS..................................   4
             SECTION 4.      FILLING OF VACANCIES..........................   4
             SECTION 5.      GENERAL POWERS................................   4
             SECTION 6.      PLACE OF MEETINGS.............................   4
             SECTION 7.      FIRST MEETING OF NEW BOARD....................   4
             SECTION 8.      REGULAR MEETINGS..............................   5
             SECTION 9.      SPECIAL MEETINGS..............................   5
             SECTION 10.     QUORUM........................................   5

                                      (i)
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             SECTION 11.     INFORMAL ACTION BY DIRECTORS..................   5
             SECTION 12.     TELEPHONE MEETINGS............................   6
             SECTION 13.     DESIGNATION OF COMMITTEES.....................   6
             SECTION 14.     ABSENCE OF A COMMITTEE MEMBER.................   6
             SECTION 15.     POWERS OF COMMITTEE...........................   6
             SECTION 16.     RECORD OF PROCEEDINGS.........................   7
             SECTION 17.     IN GENERAL....................................   7

                                  ARTICLE IV
                     NOTICES TO STOCKHOLDERS AND DIRECTORS

             SECTION 1.      NOTICE........................................   7
             SECTION 2.      WAIVER OF NOTICE..............................   7

                                   ARTICLE V
                                   OFFICERS

             SECTION 1.      NUMBER AND TITLE..............................   8
             SECTION 2.      ELECTION AND QUALIFICATION....................   8
             SECTION 3.      APPOINTMENT OF ADDITIONAL
                             OFFICERS......................................   8
             SECTION 4.      COMPENSATION..................................   8
             SECTION 5.      TERM OF OFFICE, REMOVAL AND
                             VACANCIES.....................................   8
             SECTION 6.      RESIGNATIONS..................................   8
             SECTION 7.      THE CHAIRMAN OF THE BOARD OF
                             DIRECTORS.....................................   9
             SECTION 7A.     THE VICE CHAIRMAN OF THE BOARD OF
                             DIRECTORS.....................................   9
             SECTION 8.      THE PRESIDENT.................................   9
             SECTION 9.      THE VICE PRESIDENTS...........................  10
             SECTION 10.     THE SECRETARY.................................  10
             SECTION 11.     ASSISTANT SECRETARIES.........................  10
             SECTION 12.     THE TREASURER.................................  10
             SECTION 13.     BOND..........................................  11
             SECTION 14.     ASSISTANT TREASURERS..........................  11

                                  ARTICLE VI
                            STOCK AND STOCKHOLDERS

             SECTION 1.      CERTIFICATE OF STOCK..........................  11
             SECTION 2.      CLASSES AND SERIES............................  12
             SECTION 3.      SIGNATURES....................................  12
             SECTION 4.      LOST CERTIFICATES.............................  12
             SECTION 5.      TRANSFERS OF STOCK............................  13
             SECTION 6.      FIXING RECORD DATE............................  13
             SECTION 7.      REGISTERED STOCKHOLDERS.......................  13

                                     (ii)
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                                  ARTICLE VII
                                INDEMNIFICATION

             SECTION 1.      OBLIGATION TO INDEMNIFY.......................  14
             SECTION 2.      CONTRACT RIGHT................................  16
             SECTION 3.      INDEMNITY OF OTHERS...........................  16
             SECTION 4.      NON-EXCLUSIVITY...............................  17
             SECTION 5.      REPORTS.......................................  17
             SECTION 6.      SEVERABILITY..................................  17

                                 ARTICLE VIII

             SECTION 1.      DIVIDENDS.....................................  17
             SECTION 2.      RESERVES......................................  17
             SECTION 3.      ANNUAL STATEMENT..............................  18
             SECTION 4.      CHECKS........................................  18
             SECTION 5.      FISCAL YEAR...................................  18
             SECTION 6.      SEAL..........................................  18


                                     (iii)
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                                   ARTICLE I

                                    OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office shall being the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS


     SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held in the Chicago metropolitan area, State of Illinois, at such place as may be fixed from time to time by the board of directors; at least ten (10) days' notice shall be given to the stockholders of the place so fixed or, in the event of the failure of the board of directors to fix such place, at the principal executive office of the corporation. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be filed from time to time by the board of directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETING. The annual meetings of stockholders shall be held on the second Wednesday in May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which the stockholders shall elect by a plurality vote persons to the board of directors, and transact such other business as may properly be brought before the meeting. The meeting may be adjourned from time to time and place to place until its business is completed. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board
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of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     SECTION 4. BUSINESS AT ANNUAL MEETINGS. The business to be conducted at annual meetings of the corporation shall be as provided in the certificate of incorporation.

     SECTION 5. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders entitled to vote at the meeting, arrange in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the Chicago metropolitan area, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 6. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders of the corporation shall be held as provided in the certificate of incorporation.

     SECTION 7. PROCEDURE AT STOCKHOLDERS' MEETINGS. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer. The board of directors may appoint two or more inspectors of election to serve at every meeting of the stockholders at which directors are to be elected. In the absence of such appointment by the board of directors, the presiding officer may appoint one or more inspectors of election to serve at any such meeting.

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     SECTION 8.  QUORUM.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notice.

     SECTION 9. MAJORITY VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 10. PROXIES AND VOTING OF SHARES. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. Unless the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the termination of its stockholders entitled to vote, no share of stock transferred on the books of the corporation within twenty (20) days next preceding such election of directors.

     SECTION 11. INFORMAL ACTION BY STOCKHOLDERS. Informal actions by the stockholders of the corporation may be taken as provided in the certificate of incorporation.

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                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The tenure and qualifications of directors on the board of directors of the corporation shall be as provided in the certificate of incorporation. The number of directors which shall constitute the whole Board shall be nine, but such number may be increased or decreased from time to time by amendment of these by-laws.

     SECTION 2. NOMINATIONS. Nominations for election to the board of directors shall be as provided in the certificate of incorporation.

     SECTION 3. RESIGNATIONS. Any director may resign at any time by giving written notice to the board of directors, the chairman of the board of directors, the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. FILLING OF VACANCIES. Filling of vacancies on the board of directors of the corporation shall be accomplished as provided in the certificate of incorporation.

     SECTION 5. GENERAL POWERS. The Business and affairs of the corporation shall be managed by or under the direction of the board of directors which may not be statute or by the certificate of incorporation of by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 6. PLACE OF MEETINGS. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION 7. FIRST MEETING OF NEW BOARD. The first meeting of the board of directors after each election of new directors thereto shall be held at such time and place be specified in a notice given as provided in these bylaws for special meetings of the board of directors, or as shall be

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specified in a written waiver of notice signed by all of the directors.

     SECTION 8. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     SECTION 9. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board of directors upon such notice as he deems appropriate. In the absence of the chairman or a vacancy in the office of chairman or if the chairman is unable or refuses to act, the president (or any other officer of the corporation upon the request in writing of two (2) or more directors) may call a special meeting of the board of directors, notice of which shall be given to each director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least forty-eight (48) hours before the meeting by telephone or by being personally delivered, mailed or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

     SECTION 10. QUORUM. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The term "total number of directors" as used in these bylaws means the total number of directors which the corporation would have if there were no vacancies.

     SECTION 11. INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

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     SECTION 12. TELEPHONE MEETINGS. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

     SECTION 13. DESIGNATION OF COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     SECTION 14. ABSENCE OF A COMMITTEE MEMBER. In the absence or disqualification of any member of a committee or committees or in the event that any such member is unable or refuses to act, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such member.

     SECTION 15. POWERS OF COMMITTEE. Any such committee, to the extent provided in the resolution of the board of directors, shall have any may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders, the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution, the certification of incorporation or any provision of these bylaws expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance

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of stock or to adopt a certificate of ownership and merger.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     SECTION 16. RECORD OF PROCEEDINGS. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

     SECTION 17. IN GENERAL. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV

                     NOTICES TO STOCKHOLDERS AND DIRECTORS

     SECTION 1. NOTICE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or telegraph, addressed to such director or stockholder, at such address as appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or telegraphed, as the case may be. Notice to directors may also be given as provided in Section 9 of Article III.

     SECTION 2. WAIVER OF NOTICE. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also choose a vice chairman of the board, additional vice presidents and one or more assistant secretaries and assistant treasurers.

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                                   ARTICLE V

                                   OFFICERS

     SECTION 1. NUMBER AND TITLE. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also choose a vice chairman of the board, additional vice presidents and one or more assistant secretaries and assistant treasurers.

     SECTION 2. ELECTION AND QUALIFICATION. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer. No officer need be a member of the board. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors.

     SECTION 3. APPOINTMENT OF ADDITIONAL OFFICERS. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer. No officer need be a member of the board. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors.

     SECTION 4. COMPENSATION. The salaries and other compensation of all officers and agents of the corporation shall be fixed by the board of directors.

     SECTION 5. TERM OF OFFICE, REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify or until their deaths, resignations or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

     SECTION 6. RESIGNATIONS. Any officer may resign at any time by giving written notice to the board of directors, the chairman of the board of directors, the president or the

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secretary of the corporation.  Such resignation shall take effect at the time specified in the written notice; and, unless the resignation is tendered only to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make the resignation effective.

     SECTION 7. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board of directors may be the chief executive officer of the corporation, except as otherwise prescribed by the board of directors; shall preside at all meetings of the stockholders, of the board of directors and of the executive committee, if any, and shall designate the acting secretary for such meetings to take the minutes thereof for delivery to the secretary; may execute contracts in the name of the corporation and appoint and discharge agents and employees of the corporation; and shall be ex-officio a member of all committees.

     SECTION 7A. THE VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The vice chairman of the board may be the chief executive officer of the corporation and, if so designated by the board of directors, shall have the general direction of the affairs of the corporation, except as otherwise prescribed by the board of directors, shall, in the event that the chairman of the board is absent or has allowed the office of chairman of the board to be vacated, or is unable or refuses to act, perform the duties of the chairman of the board. The vice chairman of the board may execute contracts in the name of the corporation and appoint and discharge agents and employees of the corporation and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. The vice chairman of the board shall be ex-officio a member of all committees.

     SECTION 8. THE PRESIDENT. The president shall be the chief operating officer of the corporation, and as such shall direct the operations of the corporation. The president shall assume such other duties as the board of directors may assign from time to time. In the event that the chairman of the board and the vice chairman of the board each are one of the following: absent, or has allowed the office of chairman or vice chairman to be vacated, or is unable or refuses to act; the president shall perform all duties and functions of the chairman of the board. The president may sign, with the secretary, assistant secretary, treasurer, or assistant treasurer, certificates for shares of the corporation, and may sign any policies, deeds,

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mortgages, bonds, contracts, or other instruments which the board of directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; appoint and discharge agents and employees of the corporation, and in general, shall perform all duties incident to the office of president. The president shall be ex-officio a member of all committees.

     SECTION 9. THE VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall in the event that the president is absent, or has allowed the office of president to be vacated, or is unable or refuses to act, perform the duties of the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     SECTION 10. THE SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required; shall give, or cause to be given, notice of all meetings of the stockholders by the board of directors, the chairman of the board or president, under whose supervision the secretary shall be; and shall keep in safe custody the corporate seal of the corporation and when authorized by the board of directors, shall affix the same to any instrument requiring it and when so affixed, it shall be attested by the signature of the secretary or by the signature of any assistant secretary.

     SECTION 11. ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority shall, in the event that the secretary is absent, or has allowed the office of secretary to be vacated, or is unable or unwilling to act, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     SECTION 12. THE TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and

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disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit al the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all such person's transactions as treasurer and of the financial condition of the corporation.

     SECTION 13. BOND. If required by the board of directors,the treasurer shall give the corporation a bond (which shall be renewed as required from time to time) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration or removal from office of the treasurer, of all books, resignation, retirement or removal from office of the treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.

     SECTION 14. ASSISTANT TREASURERS. The assistant treasurers, in the order of their seniority, unless otherwise determined by the board of directors, shall in the event the treasurer is absent, or has allowed the office of treasurer to be vacated, or is unable or refuses to act, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE VI

                            STOCK AND STOCKHOLDERS

     SECTION 1. CERTIFICATE OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by the chairman of the board, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, registered in such stockholder's name, certifying the number of shares owned by such holder in the corporation.

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     SECTION 2. CLASSES AND SERIES. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, assignations, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish, without charge, to each stockholders who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 3. SIGNATURES. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any of or all the signatures on the certificate of the officers of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 4. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates thereto fore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representation, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 5. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 6. FIXING RECORD DATE. The board of directors may close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or other distribution or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty (60) days in connection with the obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or other distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or other distribution or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or other distribution, or to receive such allotment or rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of

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

shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 1. OBLIGATION TO INDEMNIFY. The Corporation shall indemnify and advance expenses to the fullest extent permitted by applicable law to each person (and, where applicable, the person's intestate estate, the legal or personal representative of the person, the estate of such person and such person's legatees and heirs) who is or has served as a director, officer, employee, agent or trustee of an employee benefit plan for:

     (i)  the Corporation;

    (ii)  any predecessor of the Corporation; or

   (iii) any other corporation, partnership, joint venture, trust or enterprise who served at the request of the Corporation or any predecessor of the Corporation and who may be indemnified pursuant to the provisions of the Delaware General Corporation Law.

          (a) Construction and Presumption Favoring Indemnification.  In
              -----------------------------------------------------
connection with each claim for indemnification, this Article shall be liberally construed in favor of indemnification and there shall be a rebuttable presumption that the claimant is entitled to such indemnification and the Corporation shall bear the burden of proving by a preponderance of the evidence that the claimant is not so entitled to indemnification.

          (b) Advancement of Expenses.  The advancement of expenses shall be
              -----------------------
made upon receipt by the Corporation of an undertaking by or on behalf of the person seeking

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

indemnification to repay such amounts./1/ The required undertaking can be in the form of a written unsecured promise by such person stating that in the event it is determined by a court of competent jurisdiction that the Corporation is not permitted by law to indemnify the expenses of the person, then the Corporation shall be repaid for the advancement of expenses. Further, the person shall be allowed their choice of counsel and all reasonable fees and expenses, including attorneys' fees and expenses, shall be paid no later than thirty days after the tender of a statement of expense.

          (c) Enforcement of Indemnification Right.  If a claim under this
              ------------------------------------
Article VII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid for any and all expenses incurred in prosecuting such claim. Neither of the following shall be a defense to any such action nor create a presumption that the claimant has not met the applicable standards of conduct:

     (i) The failure of the Corporation (including its board of directors, independent counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper.

    (ii) An actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant was not entitled to indemnification.


-------------------------

/1/"Expenses: shall refer to all disbursements, costs or expenses reasonably incurred by the person directly or indirectly in connection with an event from which indemnification is or may be sought, including, but not limited to, fees and disbursements of counsel, accountants or other experts employed in connection with any indemnifiable event, including all such expenses, distributions and costs of investigation incurred in connection with or prior to the initiation of any proceeding related to an indemnifiable event.

          (d) Defense to Enforcement.  It shall be a defense to any action for
              ----------------------
indemnity under this Article VII that the claimant has not met the standards of conduct which made it permissible for the Corporation to indemnify the claimant for the amount claimed. The burden of proving this defense shall be on the Corporation. The defense provided by this subparagraph (d) shall not apply to an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any required undertaking to repay advanced amounts has been tendered to the Corporation.

          (e)  Confidentiality.
               ---------------

     (i) Any finding by the board of directors, independent legal counsel or the shareholders that a person asserting a claim for indemnification pursuant to this Article VII is not entitled to such indemnification, and any information which may support such finding, shall be held by the board of directors, independent legal counsel and the shareholders in confidence except to the extent disclosure is compelled by law and shall not otherwise be disclosed to any third party.

    (ii) If the Corporation, the board of directors, independent legal counsel or the shareholders are requested or required (by questions, interrogatories, requests for information or documents, subpoena or other process) to disclose any such confidential information (and shall only disclose that which is required to be disclosed), including without limitation, seeking a protective order at the Corporation's expense.

     SECTION 2. CONTRACT RIGHT. The foregoing provision of this Article VII shall be deemed to be a contract between the Corporation and each person who serves in the capacity described herein at any time while this Article VII is in effect, and any repeal or modification of this Article VII shall not impair or otherwise affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     SECTION 3. INDEMNITY OF OTHERS. The board of directors in its discretion shall have power on behalf of the Corporation to enter into agreements to indemnify any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, legal or personal representative, legatees or heirs is or was an employee, agent or otherwise acting on behalf of the Corporation or predecessor of the Corporation or serving at the request of the Corporation or its predecessor, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     SECTION 4. NON-EXCLUSIVITY. The rights of indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any rights not provided in this Article VII to which any person may otherwise be entitled.

     SECTION 5. REPORTS. The Corporation shall report to its shareholders any payment of indemnity or advancement of expenses pursuant to this Article VII to the extent required by applicable law.

     SECTION 6. SEVERABILITY. If for any reason a provision of this Article VII shall be deemed invalid or is unenforceable, the corporation shall remain obligated to indemnify and advance expenses subject to all those provisions of this Article which are not invalid or unenforceable.

                                 ARTICLE VIII

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. ANNUAL STATEMENT. The board of directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

     SECTION 4. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     SECTION 5. FISCAL YEAR. The fiscal year of the corporation shall end on December 31 in each year, or such other date as the board of directors may from time to time designate.

     SECTION 6. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE IX

     Subject to the provisions of the certificate of incorporation, these by-laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the certificate of incorporation and these by-laws, the board of directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

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